Exhibit 99.1

DCP MIDSTREAM REPORTS STRONG FIRST QUARTER RESULTS
DENVER, May 6, 2019 (GLOBE NEWSWIRE) - DCP Midstream, LP (NYSE: DCP), or DCP, today reported its financial results for the three months ended March 31, 2019.
HIGHLIGHTS

•	Reported net income attributable to partners of $75 million for the three months ended March 31, 2019.

•	Generated record distributable cash flow (DCF) of $224 million for the three months ended March 31, 2019, resulting in a distribution coverage ratio of 1.45 times.

•	Reported record adjusted EBITDA of $326 million for the three months ended March 31, 2019.

•	Strong NGL pipeline throughput volumes increased ~30% from the first quarter of 2018, driven by record volumes on Sand Hills and higher volumes on Southern Hills.

•	Sand Hills capacity expanded to 500 MBbls/d in January 2019 via innovative optimization.

•
Natural gas wellhead volumes, within the Gathering & Processing segment, increased ~10% from the first quarter of 2018, driven by record DJ Basin volumes and higher volumes in the Eagle Ford, Permian and Midcontinent.

FIRST QUARTER 2019 SUMMARY FINANCIAL RESULTS

	Three Months Ended
	March 31,
	2019	2018
	(Unaudited)
	(Millions, except per unit amounts)

Net income attributable to partners	$75	$62
Net income per limited partner unit - basic and diluted	$0.14	$0.08
Adjusted EBITDA(1)	$326	$268
Distributable cash flow(1)	$224	$171

(1)
This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
“Our team achieved outstanding first quarter results and we are making excellent progress on our 2019 commitments, demonstrating our strong financial position,” said Wouter van Kempen, chairman, president, and CEO. “In addition to record coverage of 1.45 times, this quarter we delivered an over 30% increase in DCF, partially driven by a 29% increase in NGL throughput volumes and an 11% increase in our G&P wellhead volumes, year over year. Our strategy of enhancing our value chain while increasing capacity utilization and operational optimization throughout our diversified portfolio continues to drive value for our customers and unitholders.”

GROWTH UPDATE
Permian Logistics Growth

•	Increased Sand Hills NGL pipeline capacity to 500 MBbls/d in the first quarter of 2019 via operational optimization with no capital investment.

•	The approximately 2.0 Bcf/d Gulf Coast Express ("GCX") gas takeaway pipeline is fully subscribed and construction is underway. GCX is expected to be placed in service in the fourth quarter of 2019.
DJ Basin Logistics and G&P Growth

•
Adding NGL takeaway to the DJ Basin with the Southern Hills pipeline extension. The initial capacity out of the DJ Basin is expected to be 90 MBbls/d, expandable to 120 MBbls/d, with an anticipated fourth quarter 2019 in-service date.

•	Expanding Front Range by 100 MBbls/d and Texas Express by 90 MBbls/d, adding NGL takeaway from the DJ Basin. Both expansions are expected to be placed into service in the third quarter of 2019.

•	DCP holds an option to acquire a 33% ownership interest in the Cheyenne Connector, exercisable after FERC approval of the project, with an anticipated fourth quarter 2019 in-service date.

•
Construction of the 300 MMcf/d O'Connor 2 facility, comprised of processing capacity of 200 MMcf/d and up to 100 MMcf/d of bypass, is progressing well. The O'Connor 2 plant is expected to be in-service at the end of the second quarter of 2019, and associated bypass is expected to be in-service in the third quarter of 2019.

•	The first phase of the Bighorn program continues to be under development with focus on adding ~200-300 MMcf/d of gas processing capacity to the DJ Basin by mid 2020.
Fractionation Growth

•
DCP holds an option to acquire a 30% ownership interest in two 150 MBbls/d fractionators to be constructed within Phillips 66's Sweeny Hub, exercisable at the in-service date, which is expected to be in late 2020.

COMMON UNIT DISTRIBUTIONS
On April 23, 2019, DCP announced a quarterly common unit distribution of $0.78 per limited partner unit. DCP generated distributable cash flow of $224 million for the first quarter of 2019. Distributions declared were $155 million for the first quarter of 2019, resulting in a distribution coverage ratio of 1.45 times for the quarter ended March 31, 2019.

FIRST QUARTER 2019 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing Segment net income attributable to partners for the three months ended March 31, 2019 and 2018 was $147 million and $79 million, respectively.
Adjusted segment EBITDA increased to $183 million for the three months ended March 31, 2019, from $129 million for the three months ended March 31, 2018, reflecting higher equity earnings and distributions driven by increasing volumes on Sand Hills and Southern Hills, higher gas marketing margins associated with Guadalupe and higher realized cash settlements related to DCP's commodity derivative program.
Gathering and Processing
Gathering and Processing Segment net income attributable to partners for the three months ended March 31, 2019 and 2018 was $67 million and $113 million, respectively.
Adjusted segment EBITDA increased to $205 million for the three months ended March 31, 2019, from $194 million for the three months ended March 31, 2018, reflecting DJ Basin growth, higher volumes in the Permian and South regions, and higher cash settlements related to DCP's commodity derivative program. These increases were partially offset by lower commodity prices and increased operating costs associated with higher reliability and maintenance spending.
CAPITALIZATION, LIQUIDITY AND FINANCING
Debt and Credit Facilities
DCP has two credit facilities with up to $1.6 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.

•
DCP has a $1.4 billion senior unsecured revolving credit agreement that matures on December 6, 2022, or the Credit Agreement. As of March 31, 2019, total available capacity under the Credit Agreement was $1,307 million net of $80 million of outstanding borrowings and $13 million of letters of credit.

•
DCP has an accounts receivable securitization facility that provides up to $200 million of borrowing capacity at LIBOR market index rates plus a margin through August 2019. As of March 31, 2019, DCP had $200 million of outstanding borrowings under the accounts receivable securitization facility included in current debt.

On January 18, 2019, DCP issued $325 million additional aggregate principal amount of our existing $500 million 5.375% Senior Notes due July 2025. The proceeds will be used for general partnership purposes including the funding of capital expenditures and repayment of outstanding indebtedness under the Credit Agreement.
As of March 31, 2019, DCP had $5,380 million of total consolidated principal debt outstanding, including $1,125 million of current maturities. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the three months ended March 31, 2019, DCP's leverage ratio was approximately 3.6 times. The effective interest rate on DCP's overall debt position, as of March 31, 2019, was 5.3%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three months ended March 31, 2019, DCP had expansion capital expenditures and equity investments totaling $293 million, and maintenance capital expenditures totaling $20 million.
EARNINGS CALL
DCP will host a conference call webcast tomorrow, May 7, at 10:00 a.m. ET, to discuss its first quarter 2019 earnings. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 1035787. An audio webcast replay, presentation slides and transcript will also be available by accessing the Investors section on the DCP website at www.dcpmidstream.com.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:

•	financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;

•	DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;

•	viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;

•	performance of DCP's business excluding non-cash commodity derivative gains or losses; and

•
in the case of Adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and general partner, and pay maintenance capital expenditures.

DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.
DCP defines distributable cash flow as adjusted EBITDA less maintenance capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
Maintenance capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Maintenance capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Using this metric, DCP computes its distribution coverage ratio. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders and its general partner.

ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Irene Lofland, 303-605-1822

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$2,111	$2,069
Transportation, processing and other	115	111
Trading and marketing losses, net	(27)	(41)
Total operating revenues	2,199	2,139
Purchases and related costs	(1,804)	(1,769)
Operating and maintenance expense	(178)	(162)
Depreciation and amortization expense	(103)	(94)
General and administrative expense	(67)	(59)
Loss on sale of assets	(9)	—
Other expense, net	(5)	(2)
Total operating costs and expenses	(2,166)	(2,086)
Operating income	33	53
Interest expense, net	(69)	(67)
Earnings from unconsolidated affiliates	113	78
Income tax expense	(1)	(1)
Net income attributable to noncontrolling interests	(1)	(1)
Net income attributable to partners	75	62
Series A preferred partner's interest in net income	(9)	(9)
Series B preferred partner's interest in net income	(3)	—
Series C preferred partner's interest in net income	(2)	—
General partner's interest in net income	(41)	(41)
Net income allocable to limited partners	20	12

Net income per limited partner unit — basic and diluted	$0.14	$0.08

Weighted-average limited partner units outstanding — basic and diluted	143.3	143.3

	March 31,	December 31,
	2019	2018
	(Millions)

Cash and cash equivalents	$1	$1
Other current assets	1,081	1,270
Property, plant and equipment, net	9,110	9,135
Other long-term assets	3,995	3,860
Total assets	$14,187	$14,266

Current liabilities	$1,279	$1,379
Current debt	1,125	525
Long-term debt	4,236	4,782
Other long-term liabilities	334	283
Partners' equity	7,184	7,268
Noncontrolling interests	29	29
Total liabilities and equity	$14,187	$14,266

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income attributable to partners	$75	$62
Interest expense, net	69	67
Depreciation, amortization and income tax expense, net of noncontrolling interests	103	95
Distributions from unconsolidated affiliates, net of earnings	11	13
Other non-cash charges	5	2
Loss on sale of assets	9	—
Non-cash commodity derivative mark-to-market	54	29
Adjusted EBITDA	$326	$268
Interest expense, net	(69)	(67)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(20)	(23)
Preferred unit distributions ***	(14)	(9)
Other, net	1	2
Distributable cash flow	$224	$171

Net cash provided by operating activities	$317	$122
Interest expense, net	69	67
Net changes in operating assets and liabilities	(112)	54
Non-cash commodity derivative mark-to-market	54	29
Other, net	(2)	(4)
Adjusted EBITDA	$326	$268
Interest expense, net	(69)	(67)
Maintenance capital expenditures, net of noncontrolling interest portion and reimbursable projects	(20)	(23)
Preferred unit distributions ***	(14)	(9)
Other, net	1	2
Distributable cash flow	$224	$171

*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$147	$79
Non-cash commodity derivative mark-to-market	18	43
Depreciation and amortization expense	3	3
Distributions from unconsolidated affiliates, net of earnings	6	5
Loss on sale of assets	9	—
Other charges	—	(1)
Adjusted segment EBITDA	$183	$129

Operating and financial data:
NGL pipelines throughput (MBbls/d)	668	519
NGL fractionator throughput (MBbls/d)	64	62
Operating and maintenance expense	$9	$11

Gathering and Processing Segment:
Financial results:
Segment net income attributable to partners	$67	$113
Non-cash commodity derivative mark-to-market	36	(14)
Depreciation and amortization expense, net of noncontrolling interest	92	84
Distributions from unconsolidated affiliates, net of earnings	5	8
Other charges	5	3
Adjusted segment EBITDA	$205	$194

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,938	4,467
NGL gross production (MBbls/d)	436	384
Operating and maintenance expense	$165	$148

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 31,
	2019		2018
	(Millions, except as indicated)
Reconciliation of Non-GAAP Financial Measures:
Distributable cash flow	$224		$171
Distributions declared **	$155		$155
Distribution coverage ratio - declared	1.45	x	1.10	x

Distributable cash flow	$224		$171
Distributions paid ***	$154		$194
Distribution coverage ratio - paid	1.45	x	0.88	x

	Quarter Ended June 30, 2018	Quarter Ended September 30, 2018	Quarter Ended December 31, 2018	Quarter Ended March 31, 2019	Twelve Months Ended March 31, 2019
	(Millions, except as indicated)

Distributable cash flow	$166	$209	$138	$224	$737
Distributions declared **	$154	$155	$154	$155	$618
Distribution coverage ratio - declared	1.08x	1.35x	0.90x	1.45x	1.19x

Distributable cash flow	$166	$209	$138	$224	$737
Distributions paid	$155	$154	$155	$154	$618
Distribution coverage ratio - paid	1.07x	1.36x	0.89x	1.45x	1.19x

** There were no IDR givebacks reflected in distributions declared for the three months ended March 31, 2019 and 2018, respectively.

*** Distributions paid reflect the payment of $40 million of IDR givebacks previously withheld during the three months ended March 31, 2018.